Exhibit 3.30.2
ARTICLES OF AMENDMENT OF
ARTICLES OF INCORPORATION OF
LEVANT MARITIME INTERNATIONAL S.A.
UNDER SECTION 9.5 OF THE BUSINESS CORPORATION ACT
We, the undersigned, the Vice President and Assistant Secretary of LEVANT MARITIME INTERNATIONAL S.A. a corporation incorporated under the Laws of the Republic of Liberia, for the purpose of amending the Articles of Incorporation of said corporation hereby certify:
1. The name of the corporation is “LEVANT MARITIME INTERNATIONAL S.A”.
(and the name under which it was formed).
2. The Articles of Incorporation were filed with the Minister of Foreign Affairs as of July, 15, 1998.
3. Section A of the Articles of Incorporation is hereby amended as follows:
The name of the company will be “NAVIOS SHIPMANAGEMENT INC.”
4. The amendment to the Articles of Incorporation was authorized by vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders.
IN WITNESS WHEREOF the undersigned have executed these Articles of Amendment this 26th day of September 2003.

/s/ Damianos Los
Damianos Los Vice President
/s/ Nikolaos Anagnostopoulos
Nikolaos Anagnostopoulos
Assistant Secretary

ARTICLES OF INCORPORATION
PURSUANT TO THE LIBERIAN BUSINESS CORPORATION ACT
     The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Liberian Business Corporation Act, does hereby make, subscribe, acknowledge and file in the office of the Minister of Foreign Affairs this instrument for that purpose, as follows:
A. The name of the Corporation shall be:
LEVANT MARITIME INTERNATIONAL S.A.
B. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Liberian Business Corporation Act and without in any way limiting the generality of the foregoing, the corporation shall have the power:
(1) To purchase or otherwise acquire, own, use, operate, pledge, hypothecate, mortgage, lease, charter, sub-charter, sell, build, and repair steamships, motorships, tankers, whaling vessels, sailing vessels, tugs, lighters, barges, and all other vessels and craft of any and all motive power whatsoever, including aircraft, landcraft, and any and all means of conveyance and transportation by land, water or air, together with engines, boilers, machinery equipment and appurtenances of all kinds, including masts, sails, boats, anchors, cables, tackle, furniture and all other necessities thereunto appertaining and belonging, together with all materials, articles, tools, equipment and appliances necessary, suitable or convenient for the construction, equipment, use and operation thereof; and to equip, furnish, and outfit such vessels and ships.
(2) To engage in ocean, coastwise and inland commerce, and generally in the carriage of freight, goods, cargo in bulk, passengers, mail and personal effects by water between the various ports of the world and to engage generally in waterborne commerce.
(3) To purchase or otherwise acquire, own, use, operate, lease, build, repair, sell or in any manner dispose of docks, piers, quays, wharves, dry docks, warehouses and storage facilities of all kinds, and any property, real, personal and mixed, in connection therewith.

(4) To act as ship’s husband, ship brokers, custom house brokers, ship’s agents, manager of shipping property, freight contractors, forwarding agents, warehousemen, wharfingers, ship chandlers, and general traders.
C. The registered address of the Corporation in Liberia shall be 80 Broad Street, Monrovia, Liberia. The name of the Corporation’s registered agent at such address shall be The International Trust Company of Liberia.
D. The aggregate number of shares of stock that the Corporation is authorized to issue is Five Hundred (500) registered and/or bearer shares without par value.
     The Corporation shall mail notices and information to holders of bearer shares to the address provided to the Corporation by the shareholder for that purpose.
     The holder of a stock certificate issued to bearer may cause such certificate to be exchanged for another certificate in his name for a like number of shares, and the holder of shares issued in the name of the owner may cause his certificate to be exchanged for another certificate to bearer for a like number of shares.
E. The Corporation shall have every power which a corporation now or hereafter organized under the Liberian Business Corporation Act may have.
F. The name and mailing address of each incorporator and subscriber of these Articles of Incorporation and the number of shares of stock subscribed by each incorporator is:

No. of Shares of
Name	Post office Address	Common Stock Subscribed
S. Spurlock	80 Broad Street Monrovia, Liberia	One

G. The number of directors constituting the initial board of directors is one (i) and he is

Name	Address
L. Hall	80 Broad Street Monrovia, Liberia
H. The Board of Directors as well as the Shareholders of the Corporation shall have the authority to adopt, amend or repeal the by-laws of the Corporation.
I. Corporate existence shall begin upon filing these Articles of Incorporation with the Minister of Foreign Affairs as of the filing date stated on these Articles.
     IN WITNESS WHEREOF, I have executed this instrument on July 15, 1998.

/s/ S. Spurlock
S. Spurlock

$12.00 REVENUE STAMPS ON ORIGINAL